Exhibit 5.1

March 25, 2014

Axiall Corporation

Eagle Spinco Inc.
Covered Guarantors (as defined below)

Other Guarantors (as defined below)
1000 Abernathy Road, Suite 1200
Atlanta, Georgia 30328

Re:                             Registration Statement on Form S-4 Filed by Axiall Corporation and Eagle Spinco Inc. Relating to the Exchange Offers (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Axiall Corporation, a Delaware corporation (“Axiall”), Eagle Spinco Inc., a Delaware corporation (“Eagle Spinco” and, together with Axiall, the “Issuers”), and the Covered Guarantors (as defined below) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers, the Covered Guarantors and the Other Guarantors (as defined below) to which this opinion has been filed as an exhibit.  The Registration Statement relates to (a) the proposed issuance and exchange (the “2023 Exchange Offer”) of up to $450,000,000 aggregate principal amount of 4.875% Senior Notes due 2023 of Axiall (the “Exchange 2023 Notes”) for an equal principal amount of 4.875% Senior Notes due 2023 of Axiall outstanding on the date hereof (the “Original 2023 Notes”) and (b) the proposed issuance and exchange (the “2021 Exchange Offer”) of up to $688,000,000 aggregate principal amount of 4.625% Senior Notes due 2021 of Eagle Spinco (the “Exchange 2021 Notes”) for an equal principal amount of 4.625% Senior Notes due 2021 of Eagle Spinco outstanding on the date hereof (the “Original 2021 Notes”).

The Original 2023 Notes have been, and the Exchange 2023 Notes will be, issued pursuant to the indenture, dated as of February 1, 2013 (as amended or supplemented from time to time, the “Axiall Indenture”), by and among Axiall, Eagle Spinco, the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and, together, the “Covered Guarantors”), and the guarantors listed on Annex B hereto (collectively, the “Other Guarantors”; the Other Guarantors, Eagle Spinco and the Covered Guarantors are collectively referred to as the “2023 Note Guarantors”) and U.S. Bank, National Association, as trustee (the “Trustee”).  The Original 2023 Notes are, and the Exchange 2023 Notes will be, guaranteed (each, a “2023 Guarantee”) on a joint and several basis by the 2023 Note Guarantors.

Axiall Corporation

Eagle Spinco Inc.

Covered Guarantors (as defined below)

Other Guarantors (as defined below)

March 25, 2014

The Original 2021 Notes have been, and the Exchange 2021 Notes will be, issued pursuant to an indenture, dated as of January 28, 2013 (as amended or supplemented from time to time, the “Eagle Spinco Indenture”), by and among Eagle Spinco, Axiall, the Covered Guarantors, the Other Guarantors (the Other Guarantors, Axiall and the Covered Guarantors are collectively referred to as the “2021 Note Guarantors”) and the Trustee.  The Original 2021 Notes are, and the Exchange 2021 Notes will be, guaranteed (each, a “2021 Guarantee”) on a joint and several basis by the 2021 Note Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Exchange 2023 Notes, when they are executed by Axiall, authenticated by the Trustee in accordance with the Axiall Indenture and issued and delivered in exchange for the Original 2023 Notes in accordance with the terms of the 2023 Exchange Offer, will constitute valid and binding obligations of Axiall.

2.                                      The 2023 Guarantee of the Exchange 2023 Notes (each, an “Exchange 2023 Guarantee” and together, the “Exchange 2023 Guarantees”) of Eagle Spinco and each Covered Guarantor, when it is issued and delivered in exchange for the 2023 Guarantee of the Original 2023 Notes (together, the “Original 2023 Guarantees”) of Eagle Spinco and such Covered Guarantor in accordance with the terms of the 2023 Exchange Offer, will constitute a valid and binding obligation of Eagle Spinco and such Covered Guarantor.

3.                                      The Exchange 2023 Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the corresponding Original 2023 Guarantee of such Other Guarantor in accordance with the terms of the 2023 Exchange Offer, will constitute a valid and binding obligation of such Other Guarantor.

4.                                      The Exchange 2021 Notes, when they are executed by Eagle Spinco, authenticated by the Trustee in accordance with the Eagle Spinco Indenture and issued and delivered in exchange for the Original 2021 Notes in accordance with the terms of the 2021 Exchange Offer, will constitute valid and binding obligations of Eagle Spinco.

5.                                      The 2021 Guarantee of the Exchange 2021 Notes (each, an “Exchange 2021 Guarantee” and together, the “Exchange 2021 Guarantees”) of Axiall and each

Axiall Corporation

Eagle Spinco Inc.

Covered Guarantors (as defined below)

Other Guarantors (as defined below)

March 25, 2014

Covered Guarantor, when it is issued and delivered in exchange for the 2021 Guarantee of the Original 2021 Notes (together, the “Original 2021 Guarantees”) of Axiall and such Covered Guarantor in accordance with the terms of the 2021 Exchange Offer, will constitute a valid and binding obligation of Axiall and such Covered Guarantor.

6.                                      The Exchange 2021 Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the corresponding Original 2021 Guarantee of such Other Guarantor in accordance with the terms of the 2021 Exchange Offer, will constitute a valid and binding obligation of such Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For the purposes of the opinions expressed herein, we have assumed that (i) each of the Axiall Indenture and the Eagle Spinco Indenture have been duly authorized, executed and delivered by the Trustee and constitute valid, binding and enforceable obligations of the Trustee, (ii) the Original 2023 Notes have been duly authenticated by the Trustee in accordance with the Axiall Indenture and (iii) the Original 2021 Notes have been duly authenticated by the Trustee in accordance with the Eagle Spinco Indenture.

For the purposes of our opinion set forth in paragraphs 3 and 6 with respect to the Exchange 2023 Guarantee and the Exchange 2021 Guarantee of the Other Guarantors, we have assumed that (i) each of the Other Guarantors is a limited liability company or corporation, as applicable, existing and in good standing under the laws of its respective state of organization or incorporation, as applicable, (ii) the Indentures and the Exchange Guarantees (a) have been authorized by all necessary limited liability company or corporate action of each of the Other Guarantors and (b) have been executed and delivered by each of the Other Guarantors under the laws of its respective state of organization or incorporation, as applicable, and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Axiall Indenture, Eagle Spinco Indenture, the Exchange 2023 Guarantee and the Exchange 2021 Guarantee by each of the Other Guarantors does not violate or conflict with the laws of its respective state of incorporation or the terms and provisions of its respective certificate of formation, articles of incorporation, limited liability company agreement or bylaws or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its respective properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public

Axiall Corporation

Eagle Spinco Inc.

Covered Guarantors (as defined below)

Other Guarantors (as defined below)

March 25, 2014

policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of Axiall, Eagle Spinco, the Covered Guarantors and others.  The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) the laws of the State of Ohio, (iii) the laws of the State of Pennsylvania, (iv) the Delaware Limited Liability Company Act and (v) the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction, on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Covered Guarantors

Covered Guarantor	State of Incorporation
Axiall Holdco, Inc.	Delaware
Axiall Ohio, Inc.	Delaware
Axiall, LLC	Delaware
Eagle Holdco 3 LLC	Delaware
Eagle Natrium LLC	Delaware
Eagle US 2 LLC	Delaware
Exterior Portfolio, LLC	Ohio
Georgia Gulf Lake Charles, LLC	Delaware
Rome Delaware Corp.	Delaware
Royal Plastics Group (U.S.A.) Limited	Delaware
Royal Window and Door Profiles Plant 13 Inc.	Pennsylvania

Annex B

Other Guarantors

Other Guarantor	State of Incorporation
Eagle Pipeline, Inc.	Louisiana
PHH Monomers, L.L.C.	Louisiana
Plastic Trends, Inc.	Michigan
Royal Group Sales (USA) Limited	Nevada
Royal Mouldings Limited	Nevada
Royal Window and Door Profiles Plan 14 Inc.	Washington